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                                JagNotes.com Inc.

                                                                   Exhibit 99.1
For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JagNotes.com Inc.
(888) 828-4174
steve@jagnotes.com


                JagNotes.com Inc. Announces Update on Procedures
                          for Exchange of Certificates


Boca Raton, FL, March 25, 2002 -- JagNotes.com Inc. (OTC B.B: JNOT) announced today a clarification regarding the procedures for stockholders to exchange their stock certificates representing shares of the Company's current common stock for the new Class A common stock and Series 1 Class B common stock of JAG Media Holdings, Inc. pursuant to the Company's recapitalization plan. Under the plan, for each one and one-tenth (1.1) share of common stock, stockholders will receive one (1) share of Class A common stock and one-tenth (1/10th) share of Series 1 Class B common stock, which is convertible, on a one-for-one basis, into Class A common stock.

In response to a number of inquiries from brokers, the Company announced that, in assisting their clients with the exchange, brokers may obtain a single stock certificate in the name of the broker representing all of the JagNotes.com Inc. common stock shares currently held by their clients and then surrender that single certificate to the transfer agent in exchange for certificates representing the applicable number of shares of JAG Media Holdings, Inc. Class A common stock and Series 1 Class B common stock. Brokers and stockholders are reminded that certificates for the Series 1 Class B common stock, which does not have a CUSIP number and which the Company will not take any action to qualify for trading on the OTCBB, can only be obtained directly from the transfer agent and concurrently with the exchange for the Class A common stock of JAG Media Holdings, Inc. Further, it should be kept in mind that the Series 1 Class B common shares are convertible, on a one-for- one basis, at the option of the holder, into Class A common shares upon surrender of the certificate representing the Series 1 Class B common shares to the transfer agent.




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In addition, stockholders and brokers are advised that, effective as of March
18th, the Company's transfer agent relocated its offices to:

                           Computershare Trust Company, Inc.
                           350 Indiana Street, Suite 800
                           Golden, CO  80401
                           Tel:  (303) 262-0600
                           Fax: (303) 262-0603

Stockholders and brokers should be sure to use the above address when surrendering stock certificates for exchange. Questions regarding the exchange should be directed to D.F. King at (800) 669-5550 or (212) 269-5550.


About JagNotes.com Inc.

JagNotes.com Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company also offers, through its wholly-owned subsidiary, JAG Company Voice LLC, its "Company Voice" service which provides publicly traded companies with production services and distribution for their corporate messages in streaming video/audio format. The Company's websites are located at www.jagnotes.com and www.thecompanyvoice.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

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